Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces 2010 First Quarter Results

Net Earnings Increase 16%; Orders Increase 20% to $567 Million;
Record First Quarter Operating Cash Flow of $95 Million

Sarasota, Florida, April 26, 2010 ... Roper Industries, Inc.  (NYSE: ROP) reported financial results for its first quarter ended March 31, 2010.

Net earnings for the first quarter were $60 million, or $0.62 per diluted share.  Adjusted earnings per diluted share were $0.65, which excludes a previously announced acquisition-related inventory charge of $0.03.  Orders were a record $567 million, an increase of 20% over the first quarter of the prior year.  Sales in the first quarter were $534 million, a 6% increase from the comparable period in 2009.  Operating cash flow was a record $95 million, an increase of 88% over the prior year quarter.

Adjusted operating margin expanded 170 basis points to 19.6% and operating margin as reported expanded 160 basis points to 18.8%.  During the quarter, EBITDA increased to $130 million, or 24.3% of sales.  Free Cash Flow was $89 million, representing 17% of sales and 148% of net earnings.

“We are encouraged by both a 20% increase in orders and an acceleration of order growth during the quarter, putting us on track to generate record net earnings for the year,” said Brian Jellison, Roper’s Chairman, President and CEO.  “In addition to the order growth, our businesses performed well in the quarter, with a consistent focus on cash and working capital management, resulting in record free cash flow.  Gross margins increased to 52.3%, reflecting strong execution and growth in higher margin businesses.”

“Our Verathon acquisition performed very well in its first full quarter as part of our Scientific and Industrial Imaging segment, with continued double-digit sales growth,” continued Mr. Jellison.  “During the quarter, we acquired the Heartscape product line, a technology we are enhancing to improve the speed and accuracy of detecting heart attacks.  Our acquisition pipeline is exciting and we expect to complete additional acquisitions during the year.”

As a result of its strong first quarter performance and improving order trends, Roper is increasing its full year DEPS guidance to $2.95-$3.10 from $2.83-$3.03, and establishing second quarter DEPS guidance of $0.71-$0.75.  The Company is also increasing its guidance for operating cash flow to $400-$425 million, up from $375-$400 million.  The Company’s guidance excludes the first quarter impact of acquisition-related inventory charges and any future acquisitions.

Table 1:
	Q1 Sales Growth	Q1 Orders Growth
Organic Growth	(3%)	10%
Acquisitions / Divestitures	7%	8%
Foreign Currency	2%	2%
Total Sales Growth	6%	20%

Table 2:  Adjusted Operating Margin
	Q1 2009	Q1 2010	Variance
Sales (A)	505.4	534.4
Operating Income (B)	86.8	100.7
Add: Restructuring Expenses	3.8	0
Add: Acquisition-Related Inventory Charge	0	3.9
Adjusted Operating Income (C)	90.6	104.6
Operating Margin (B)/(A)	17.2%	18.8%	+160 bps
Adjusted Operating Margin (C)/(A)	17.9%	19.6%	+170 bps

Table 3:  Free Cash Flow (millions)
Q1 2010
Operating Cash Flow	$95
Less: Capital Expenditures	(6)
Free Cash Flow	$89

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 26, 2010.  The call can be accessed via webcast or by dialing +1 800-967-7184 (US/Canada) or +1 719-325-2100, using confirmation code 4432773.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 4432773.

About Roper Industries

Roper Industries is a market-driven, diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications.  Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

ASSETS	March 31, 2010	December 31, 2009

CURRENT ASSETS:
Cash and cash equivalents	$191,285	$167,708
Accounts receivable	352,505	381,658
Inventories	174,535	178,795
Deferred taxes	26,505	27,306
Unbilled receivable	64,130	57,153
Other current assets	53,363	58,125
Total current assets	862,323	870,745

PROPERTY, PLANT AND EQUIPMENT, NET	107,193	109,493

OTHER ASSETS:
Goodwill	2,377,257	2,388,432
Other intangible assets, net	853,296	868,900
Deferred taxes	29,965	33,123
Other assets	59,527	57,043
Total other assets	3,320,045	3,347,498

TOTAL ASSETS	$4,289,561	$4,327,736

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$121,472	$110,103
Accrued liabilities	214,576	253,441
Income taxes payable	-	-
Deferred taxes	1,452	1,671
Current portion of long-term debt	110,804	112,796
Total current liabilities	448,304	478,011

NONCURRENT LIABILITIES:
Long-term debt	1,007,443	1,040,962
Deferred taxes	326,085	328,299
Other liabilities	59,563	58,974
Total liabilities	1,841,395	1,906,246

STOCKHOLDERS' EQUITY:
Common stock	960	958
Additional paid-in capital	989,365	982,321
Retained earnings	1,446,390	1,395,586
Accumulated other comprehensive earnings	32,694	63,945
Treasury stock	(21,243)	(21,320)
Total stockholders' equity	2,448,166	2,421,490

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,289,561	$4,327,736

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2010	2009

Net sales	$534,441	$505,444
Cost of sales	254,876	254,308

Gross profit	279,565	251,136

Selling, general and administrative expenses	178,849	164,344

Income from operations	100,716	86,792

Interest expense	16,181	13,509
Other income/(expense)	447	(356)

Earnings from continuing operations before income taxes	84,982	72,927

Income taxes	25,257	21,368

Net Earnings	$59,725	$51,559

Earnings per share:
Basic	$0.64	$0.57
Diluted	$0.62	$0.56

Weighted average common and common
equivalent shares outstanding:
Basic	93,810	90,132
Diluted	96,036	92,302

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2010	2009

Net earnings	$59,725	$51,559
Non-cash items:
Depreciation	9,409	8,769
Amortization	19,095	17,457
Stock-based compensation expense	7,008	6,985
Income taxes	11,353	(12,449)
Changes in assets and liabilities:
Receivables	2,781	27,264
Inventory	(2,344)	(2,855)
Accounts payable	12,901	(5,524)
Accrued liabilities	(24,762)	(41,461)
Other, net	(80)	832
Cash provided by operating activities	95,086	50,577

Business acquisitions, net of cash acquired	(15,000)	(683)
Capital expenditures	(6,485)	(5,228)
Other, net	2,841	(963)
Cash used by investing activities	(18,644)	(6,874)

Principal debt borrowings	-	-
Principal debt payments	(2,999)	(83,917)
Revolver borrowings (payments), net	(40,000)	51,000
Debt issuance costs	-	(404)
Dividends	(8,878)	(7,394)
Excess tax benefit from share-based payment	1,021	-
Proceeds from exercise of stock options	2,443	1,168
Other, net	366	(1,347)
Cash used by financing activities	(48,047)	(40,894)

Effect of exchange rate changes on cash	(4,818)	(3,369)

Net increase (decrease) in cash and equivalents	23,577	(560)
Cash and equivalents, beginning of period	167,708	178,069

Cash and equivalents, end of period	$191,285	$177,509

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2010		2009
	Amount	%	Amount	%
Net sales:
Industrial Technology	$135,312		$130,641
Energy Systems & Controls	105,678		106,611
Scientific & Industrial Imaging	130,244		84,120
RF Technology	163,207		184,072
Total	$534,441		$505,444

Gross profit:
Industrial Technology	$67,512	49.9%	$62,709	48.0%
Energy Systems & Controls	53,491	50.6%	55,363	51.9%
Scientific & Industrial Imaging	77,510	59.5%	45,750	54.4%
RF Technology	81,052	49.7%	87,314	47.4%
Total	$279,565	52.3%	$251,136	49.7%

Operating profit*:
Industrial Technology	$31,766	23.5%	$28,583	21.9%
Energy Systems & Controls	18,923	17.9%	17,519	16.4%
Scientific & Industrial Imaging	29,334	22.5%	16,081	19.1%
RF Technology	32,201	19.7%	37,383	20.3%
Total	$112,224	21.0%	$99,566	19.7%

Operating profit excluding restructuring*:
Industrial Technology	$31,766	23.5%	$30,377	23.3%
Energy Systems & Controls	18,923	17.9%	18,911	17.7%
Scientific & Industrial Imaging	29,334	22.5%	16,634	19.8%
RF Technology	32,201	19.7%	37,482	20.4%
Total	$112,224	21.0%	$103,404	20.5%

Net Orders:
Industrial Technology	$154,093		$139,393
Energy Systems & Controls	115,300		97,814
Scientific & Industrial Imaging	131,110		76,599
RF Technology	166,743		157,783
Total	$567,246		$471,589

*  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $11,508 and $12,774 for the three months ended March 31, 2010 and 2009, respectively.